EXHIBIT 21
                                                               ----------

   COMMUNITY FINANCIAL SHARES, INC. AND SUBSIDIARIES
   SIGNIFICANT SUBSIDIARIES
   ------------------------
                               State of
   Name                        Organization     Ownership
   ----                        ------------     ---------

   Community Bank -              Illinois       100% of stock owned
   Wheaton/Glen Ellyn                           by Community Financial
                                                Shares, Inc.

   Community Financial Shares    Connecticut    100% of stock owned by
   Statutory Trust 1                            Community Financial
                                                Shares, Inc.